Exhibit 99.1

Advanced Silicon Battery Company Enovix Corporation and Rodgers Silicon Valley Acquisition Corp. Announce Closing of Business Combination; Enovix to trade on Nasdaq under ticker “ENVX” on July 15

Deal marks beginning of race to bring next-generation high-density batteries into commercial-scale production

July 14, 2021 08:58 ET | Source: Enovix Corporation

FREMONT, Calif. and WOODSIDE, Calif., July 14, 2021 (GLOBE NEWSWIRE) — Enovix Corporation (“Enovix”), the leader in the design and manufacture of 3D Silicon™ Lithium-ion batteries, announced today that it has completed its previously announced business combination with Rodgers Silicon Valley Acquisition Corp. (Nasdaq: RSVA, RSVAU, RSVAW) (“RSVAC”), a publicly traded special purpose acquisition company or SPAC. RSVAC’s shareholders approved the combination at a special meeting held on July 12, 2021.

The combined company will retain the name Enovix Corporation and is expected to begin trading on the Nasdaq Global Select Market (“Nasdaq”) on July 15, under the new ticker symbol “ENVX” for Enovix common stock and “ENVXW” for Enovix warrants. Trading of securities will be remain under the RSVA, RSVAU and RSVAW ticker symbols until the opening of trading of ENVX on July 15.

The transaction resulted in approximately $405 million of gross cash proceeds, before deducting placement agent commissions and other offering related expenses. This will allow Enovix to build out its first two production facilities to support demand from blue chip customers in the global mobile computing market while continuing to develop cells for Electric Vehicles (EVs).

Since its founding in 2007, Enovix has been working on the dual challenges of designing and manufacturing better batteries. It has made twin breakthroughs: first, an elegant 100% active silicon anode that marks a breakthrough in energy density and uses one of Earth’s most abundant materials. Second, a new architecture that encases Enovix batteries in precision stainless steel, built by a sophisticated automated assembly line engineered by the semiconductor industry veterans at Enovix.

Harrold Rust, President and Chief Executive Officer of Enovix, commented, “Enovix’s public company debut marks a significant milestone in our effort to design and manufacture next generation 3D Silicon™ Lithium-ion batteries with energy densities that are five years ahead of current battery technologies. We are focused on producing the first advanced silicon-anode lithium-ion battery for mass-market applications from our U.S. manufacturing facility. Simply put, the world needs a better battery and we look forward to powering the industries of the future.”

T.J. Rodgers, former Chairman and Chief Executive Officer of RSVAC and a member of the board of directors of Enovix, added, “Enovix has succeeded where others have failed. Every major trend in technology is bottlenecked by energy density –– from 5G phones to artificial intelligence to electric vehicles. Developing and manufacturing a 100% active silicon anode has long been a goal of the battery industry because it dramatically increases performance. We believe that Enovix will be the first to deliver at scale due to its proprietary 3D cell architecture, world-class team and automated manufacturing. With five design wins with major technology leaders, Enovix is years ahead of other battery companies. Even better, it has a plan to maintain that lead.”

As part of the deal, Enovix will retain its experienced management team, led by President and CEO Harrold Rust, while gaining new board members Manny Hernandez and Dan McCranie from the RSVAC team.

Rust commented, “We welcome Manny and Dan to the Enovix board of directors, both of whom bring decades of operational and board experience from multiple public technology companies. Their expertise in finance, sales & marketing, and corporate governance will be a tremendous asset as we scale our company.”

Oppenheimer & Co. Inc. served as financial advisor, and Loeb & Loeb LLP served as legal advisor to RSVAC. Oppenheimer & Co. Inc. and Williams Trading, LLC acted as placement agents on the PIPE financing. Cooley LLP served as legal advisor to Enovix.

About Enovix

Enovix is the leader in advanced silicon-anode lithium-ion battery development and production. The company’s proprietary 3D cell architecture increases energy density and maintains high cycle life. Enovix is building an advanced silicon-anode lithium-ion battery production facility in the U.S. for volume production. The company’s initial goal is to provide designers of category-leading mobile devices with a high-energy battery so they can create more innovative and effective portable products. Enovix is also developing its 3D cell technology and production process for the electric vehicle and energy storage markets to help enable widespread utilization of renewable energy. For more information, go to www.enovix.com.

About Rodgers Silicon Valley Acquisition Corp.

RSVAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. RSVAC’s mission is to provide fundamental public technology investors with early access to an excellent Silicon Valley technology company with a focus on green energy, electrification, storage, Smart Industry (IoT), Artificial Intelligence and the new automated-manufacturing wave. For more information, go to www.rodgerscap.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “intend,” “future,” “may,” “to be,” “will,” “would,” “will be,” “expect,” “project,” “believe,” “estimate,” “intend,” “should,” “plan,” “predict,” “seem,” “seek,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Enovix’s ability to build and scale its advanced silicon-anode lithium-ion battery, the build out of Enovix’s production facilities and the expected benefits of the business combination between Enovix and RSVAC. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Enovix and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Enovix and RSVAC.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the rollout of the Enovix business and the timing of expected business milestones; the effects of competition on the Enovix business; and those factors discussed under the heading “Risk Factors” in the Registration Statement on Form S-4, as amended, filed by RSVAC, and other documents RSVAC and/or Enovix has filed, or will file, with the SEC. If any of these risks materialize or Enovix’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Enovix does not presently know, or that Enovix does not currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the expectations, plans, or forecasts of future events by Enovix and views as of the date of this press release. Enovix anticipates that subsequent events and developments will cause the assessments of Enovix to change. However, while Enovix may elect to update these forward-looking statements at some point in the future, Enovix specifically disclaims any obligation to do so. Readers are cautioned not to put undue reliance on forward-looking statements, and neither Enovix nor RSVAC assume any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Enovix nor RSVAC gives any assurance that either Enovix or RSVAC will achieve its expectations.

For investor inquiries, please contact:

Enovix Corporation

Charles Anderson

Phone: +1 (612) 229-9729

Email: canderson@enovix.com

Or

The Blueshirt Group

Gary Dvorchak, CFA

Phone: (323) 240-5796

Email: gary@blueshirtgroup.com

For media inquiries, please contact:

Enovix Corporation

Kristin Atkins

Phone: +1 (650) 815-6934

Email: katkins@enovix.com

Or

Matt Stewart

Method Communications

Phone: +1 (415) 867-0999

Email: matt@methodcommunications.com